                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 1, 1996



                            PALM HARBOR HOMES, INC.
             (Exact name of Registrant as specified in its Charter)


                 FLORIDA                             0-26188                           59-1036634
  (State or other jurisdiction of            (Commission file number)               (I.R.S. Employer
  incorporation or organization)                                                 Identification Number)


              15303 Dallas Parkway, Suite 800, Dallas, Texas 75248 (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (214) 991-2422



                                 Not applicable
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On August 1, 1996, Palm Harbor Homes, Inc., a Florida corporation (the "Company"), merged with Newco Homes, Inc. ("Newco"), a Texas-based retailer, of which the Company is a co-founder and originally a 41.62% stockholder. Newco was merged with and into Palm Harbor pursuant to an Agreement and Plan of Merger dated June 30, 1996 and amended August 1, 1996, by and among the Company, Newco, and the four stockholders of Newco holding the remaining 58.38% of Newco's common stock (the "Selling Stockholders"). The Agreement and Plan of Merger and Amendment No. 1 thereto are attached hereto as Exhibits 2.1. and 2.2.

          In consideration of the merger and cancellation of the outstanding shares of Newco common stock, the Selling Stockholders received an aggregate of $52 million, consisting of 1,444,445 shares of the Company's common stock and $17,333,333 in cash. The cash portion of the merger was financed from available cash. Newco's assets consist primarily of 21 retail superstores and related assets used in the sale of manufactured homes, which the Company expects to continue to operate as they had been under Newco's ownership.

          Prior to the execution of the Agreement and Plan of Merger, the Company owned 41.62% of Newco's Common Stock. Lee Posey, Chairman of the Board and Chief Executive Officer of the Company, was a director of Newco. Scott Chaney, the former President of Newco, has been appointed to the Board of Directors of the Company. Otherwise, there was no material relationship between the Company and Newco or between any officers or directors of the Company and the officers, directors or shareholders of Newco.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)    Financial Statements of Business Acquired

                Filed with this Report are the following audited financial statements of Newco:

                (1)      Consolidated Balance Sheets as of March 31, 1996 and
                         1995; and

                (2) Consolidated Statements of Income, Shareholders' Equity and Cash Flows for the years ended March 31, 1996, 1995 and 1994.

         (b)    Pro Forma Financial Information

                It is impractical to provide pro forma financial information at this time. Pro forma financial information will be filed within sixty (60) days.

         (c)    Exhibits

                 2.1 Agreement and Plan of Merger, dated as of June 30, 1996, by and among Palm Harbor Homes, Inc., Newco Homes, Inc., Scott W. Chaney, Christopher M. Finke, Thomas B. Kesterson and Joseph H. Kesterson, omitting exhibits and schedules.

                 2.2 Amendment No. 1 to Agreement and Plan of Merger, dated August 1, 1996.

                23.1     Consent of Ernst & Young, LLP

                99.1     Press Release issued August 1, 1996.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 1996
                                         PALM HARBOR HOMES, INC.



                                         /s/ Lee Posey
                                         --------------------------------------
                                         Lee Posey, Chairman of the Board
                                         and Chief Executive Officer

                       Newco Homes, Inc. and Subsidiaries

                              Financial Statements


                                 March 31, 1996




                                    CONTENTS

Report of Independent Auditors. . . . . . . . . . . . . . . . . . . . . .   1

Audited Financial Statements

Consolidated Balance Sheets at March 31, 1995 and March 31, 1996. . . . .   2
Consolidated Statements of Income for the years ended
  March 31, 1994, 1995, and 1996. . . . . . . . . . . . . . . . . . . . .   4
Consolidated Statements of Shareholders' Equity for the years ended
  March 31, 1994, 1995, and 1996. . . . . . . . . . . . . . . . . . . . .   5
Consolidated Statements of Cash Flows for the years ended
  March 31, 1994, 1995, and 1996. . . . . . . . . . . . . . . . . . . . .   6
Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . .   7

                       [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors

Board of Directors and Shareholders
Newco Homes, Inc.

We have audited the accompanying consolidated balance sheets of Newco Homes, Inc. and Subsidiaries as of March 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Newco Homes, Inc. and Subsidiaries at March 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1996, in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP


April 30, 1996

                       Newco Homes, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                                   MARCH 31
                                                             1995             1996
                                                         -----------------------------
ASSETS

Current assets:

  Cash and cash equivalents                              $ 6,887,199      $11,974,329
  Trade accounts receivable, less allowance of
    $343,826 and $375,499 at March 31, 1995
    and 1996, respectively                                 4,677,807        6,665,818
  Due from affiliate (Note 5)                              1,818,016        2,497,879
  Inventories                                             22,609,703       20,148,239
  Prepaid expenses and other assets                          322,046          735,747
                                                         ----------------------------
Total current assets                                      36,314,771       42,022,012

Other assets                                                 626,726        1,580,470





Property, plant, and equipment, at cost:
  Building and equipment                                   1,339,110        1,762,543
  Leasehold improvements                                     789,423        1,056,647
                                                         ----------------------------
                                                           2,128,533        2,819,190
  Accumulated depreciation                                   758,530        1,176,060
                                                         ----------------------------
                                                           1,370,003        1,643,130
                                                         ----------------------------
Total assets                                             $38,311,500      $45,245,612
                                                         ============================

                                                                   MARCH 31
                                                             1995             1996
                                                         ----------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Notes payable                                          $15,404,835      $13,733,117

  Notes payable to officers (Note 5)                       1,174,719        1,521,750

  Accounts payable                                         1,877,194        2,440,255

  Accrued expenses                                         2,310,762        3,231,375

  Payable to affiliate (Note 5)                            1,713,681          722,632
                                                         ----------------------------
Total current liabilities                                 22,481,191       21,649,129



Deferred taxes (Note 3)                                          -            114,786



Shareholders' equity (Note 1):
  Common stock, $.10 par value in 1995
    and $.01 par value in 1996:
      Authorized shares - 2,000,000 in 1995 and
         190,000 in 1996
      Issued shares - 164,822 in 1995 and 1996                16,482            1,648
  Additional paid-in capital                                 223,518          238,352
  Retained earnings                                       15,590,309       23,241,697
                                                         ----------------------------
Total shareholders' equity                                15,830,309       23,481,697
                                                         ----------------------------
Total liabilities and shareholders' equity               $38,311,500      $45,245,612
                                                         ============================

See accompanying notes.

                       Newco Homes, Inc. and Subsidiaries

                       Consolidated Statements of Income

                                                                 YEAR ENDED MARCH 31
                                                     1994               1995               1996
                                                 ----------------------------------------------------
Net sales                                          $103,692,213       $141,852,400       $178,657,215
Other income                                          1,457,058          2,352,098          2,793,139
                                                 ----------------------------------------------------
                                                    105,149,271        144,204,498        181,450,354

Costs and expenses:
  Cost of product sales                              84,508,036        115,364,814        144,958,151
  Selling, general, and administrative               12,975,288         17,814,488         23,332,675
  Interest                                              632,698            918,791          1,500,675
                                                 ----------------------------------------------------
                                                     98,116,022        134,098,093        169,791,501
                                                 ----------------------------------------------------

Income before income taxes                            7,033,249         10,106,405         11,658,853

Income tax expense (benefit) (Note 3):
  Current                                             2,455,107          3,546,327          3,895,790
  Deferred                                              (62,395)           (15,811)           111,675
                                                 ----------------------------------------------------
                                                      2,392,712          3,530,516          4,007,465
                                                 ----------------------------------------------------
Net income                                       $    4,640,537     $    6,575,889     $    7,651,388
                                                 ====================================================

See accompanying notes.

                       Newco Homes, Inc. and Subsidiaries

                Consolidated Statements of Shareholders' Equity

                                                        ADDITIONAL
                                           COMMON        PAID-IN         RETAINED
                                           STOCK         CAPITAL         EARNINGS           TOTAL
                                          ----------------------------------------------------------
Balance at March 31, 1993                 $16,482       $223,518       $  4,373,883     $  4,613,883
 Net income                                     -              -          4,640,537        4,640,537
                                          ----------------------------------------------------------
Balance at March 31, 1994                  16,482        223,518          9,014,420        9,254,420
 Net income                                     -              -          6,575,889        6,575,889
                                          ----------------------------------------------------------
Balance at March 31, 1995                  16,482        223,518         15,590,309       15,830,309
 Net income                                     -              -          7,651,388        7,651,388
                                          ----------------------------------------------------------
Balance at March 31, 1996                 $16,482       $223,518        $23,241,697      $23,481,697
                                          ==========================================================

See accompanying notes.

                       Newco Homes, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                  YEAR ENDED MARCH 31
                                                        1994              1995             1996
                                                      ----------------------------------------------
OPERATING ACTIVITIES
Net income                                            $ 4,640,537     $   6,575,889     $  7,651,388
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
    Depreciation                                          164,295           287,705          525,882
    Deferred tax (benefit) expense                        (62,395)          (15,811)         111,675
    (Gain) loss on sale of equipment                       (7,480)           55,094           37,179
    Changes in operating assets and liabilities:
         Accounts receivable                             (843,057)          857,107       (1,213,166)
         Due from affiliates                             (141,422)       (1,517,227)        (679,863)
         Inventories                                   (4,689,632)      (10,072,396)       2,461,464
         Prepaid expenses and other assets                (18,773)          (56,815)      (2,139,179)
         Accounts payable                                 452,213           332,836          563,061
         Accrued expenses                               1,079,715          (404,797)         920,613
                                                      ----------------------------------------------
Net cash (used in) provided by operating
  activities                                              574,001        (3,958,415)       8,239,054

INVESTING ACTIVITIES
Purchases of property, plant, and equipment              (466,773)       (1,031,952)        (865,718)
Proceeds from sale of equipment                             9,407            34,354           29,530
Investment in affiliate, net                                  940          (122,543)               -
                                                      ----------------------------------------------
Net cash used in investing activities                    (456,426)       (1,120,141)        (836,188)

FINANCING ACTIVITIES
Net proceeds from (payments on) notes payable and
  payable to affiliates                                 3,318,788         5,010,761       (2,315,736)
                                                      ----------------------------------------------
Net cash provided by (used in) financing
   activities                                           3,318,788         5,010,761       (2,315,736)
                                                      ----------------------------------------------
Net increase (decrease) in cash and cash
  equivalents                                           3,436,363           (67,795)       5,087,130
Cash and cash equivalents at beginning
   of year                                              3,518,631         6,954,994        6,887,199
                                                      ----------------------------------------------
Cash and cash equivalents at end of year              $ 6,954,994     $   6,887,199      $11,974,329
                                                      ==============================================

See accompanying notes.

                       Newco Homes, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                 March 31, 1996



1. SIGNIFICANT ACCOUNTING POLICIES

Newco Homes, Inc. sells manufactured homes to retail customers primarily in Texas and surrounding states. The manufactured homes sold by Newco Homes, Inc. are purchased from Palm Harbor Homes, Inc. (PHH), Fleetwood Homes, Inc., Patriot Homes, Inc., Liberty Homes, Inc., and Champion Homes, Inc. Further, Newco provides insurance services for which fees are received.

Effective April 1, 1994, Newco Homes, Inc., a Texas C corporation, effectively transferred all operations, assets, and liabilities to a Texas limited partnership, Newco Homes, L.P., in a nontaxable transaction. Newco Homes, Inc., subsequent to such transfer, then transferred its ownership in Newco Homes, L.P. to two other partners: the general partner, Newco Operating Corp., owning 1% of the partnership, and the limited partner, Newco Holdings, Inc., owning 99% of the partnership. These two corporations are wholly owned by Newco Homes, Inc. (Newco), a newly formed Delaware corporation formed upon the dissolution of Newco Homes, Inc., the Texas C corporation. Stock ownership in Newco Delaware is the same as that of the original entity. PHH continues to own approximately 42% of the Newco common stock. Substantially all operations are transacted by Newco Homes, L.P., and are not affected by the transition of ownership.

During fiscal year 1996, the authorized number of shares of common stock was reduced from 2,000,000 to 190,000 shares of ($0.01 par value) common stock and 10,000 shares of undesignated ($0.01 par value) preferred stock.

The consolidated financial statements include the accounts of Newco Homes, Inc., and its wholly owned entities. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue is recognized when the home is delivered to the customer.

Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of three months or less. At March 31, 1996, cash equivalents totaled approximately $9,936,000 and earn interest at rates ranging from 3.2% to 5.7%.

Buildings and equipment are depreciated using the straight-line method over the expected useful lives of individual assets. Leasehold improvements are amortized over the terms of the leases.

                      Newco Homes, Inc. and Subsidiaries

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories are valued at the lower of cost or market using the specific identification method and consist primarily of both new and used manufactured homes held for sale.

Deferred taxes are calculated in accordance with the liability method.

Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. NOTES PAYABLE

Newco has various floor plan lines of credit with financing institutions. These lines of credit are collateralized by inventories. The lines of credit provide for total borrowings of $39,000,000 and have interest rates (approximately 10% at March 31, 1996) ranging from prime (as determined by the financing institution) plus .25% to prime plus 1%. Interest paid was $629,525, $919,149, and $1,393,324 in fiscal years 1994, 1995, and 1996, respectively. As of March 31, 1996, Newco Homes, Inc. has paid off approximately $10,000,000 of its flooring debt applicable to eleven sales centers.

3. INCOME TAXES

Components of deferred tax assets and liabilities at March 31 are as follows:

                                                  1995             1996
                                                --------------------------
      Inventory                                 $149,156          $165,296
      Property, plant, and equipment              10,079                 -
      Bad debt reserves                           13,445            10,784
      Accrued liabilities                         14,632            12,821
      Other                                        3,713             5,235
                                                --------------------------
      Total deferred income tax assets          $191,025          $194,136
                                                ==========================

                      Newco Homes, Inc. and Subsidiaries

3. INCOME TAXES (CONTINUED)

                                                     1995             1996
                                                   --------------------------
     Property, plant, and equipment                $      -          $114,786
                                                   --------------------------
     Total deferred income tax liabilities         $      -          $114,786
                                                   ==========================
     Current                                       $180,946          $194,136
     Long-term                                       10,079                 -
                                                   --------------------------
     Total deferred income tax assets              $191,025          $194,136
                                                   ==========================

A valuation allowance has not been recorded for the deferred income tax assets as Newco believes it will generate sufficient future taxable income to realize all of the recorded assets.

Income tax payments in fiscal years 1994, 1995, and 1996 were $2,319,257, $3,710,000, and $4,370,000, respectively.

4. ACCRUED EXPENSES

Accrued expenses at March 31, consist of the following:

                                                      1995          1996
                                                   ------------------------
     Sales incentives                              $1,438,396    $1,961,073
     Other accrued expenses                           872,366     1,270,302
                                                   ------------------------
     Total                                         $2,310,762    $3,231,375
                                                   ========================

5. RELATED PARTY TRANSACTIONS

Payable to and due from affiliate primarily represents amounts due to or from PHH arising in the normal course of business. Notes payable to officers represents a payable for homes that were personally floored by officers of Newco at the greater of the prime rate, as defined, or 7.5%, plus 1.5%. Total rentals paid to PHH were $129,210, $166,380, and $168,875 in fiscal years 1994, 1995, and 1996, respectively, relating to the leasing of

                      Newco Homes, Inc. and Subsidiaries

5. RELATED PARTY TRANSACTIONS (CONTINUED)

retail model centers. PHH provided certain administrative services (primarily data processing services) to Newco at a cost of $25,200, $36,000, and $36,000 in fiscal years 1994, 1995, and 1996, respectively.

During fiscal years 1994, 1995, and 1996, Newco paid $158,100, $183,600, and
$327,600, respectively, in rent for retail model centers to joint ventures composed of four officers of Newco and an officer of PHH.

During 1989, Newco and PHH formed a joint venture to purchase land for a retail model center. Newco is accounting for its 50% interest in the joint venture using the equity method of accounting.

6. COMMITMENTS AND CONTINGENCIES

Newco is a defendant in various legal actions which arose in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial condition, liquidity, or overall trends in the results of operations of Newco.

Certain retail lots are leased under noncancelable operating leases with terms in excess of one year. Future minimum lease payments under such leases in effect at March 31, 1996, are as follows:

      1997                        $752,347
      1998                         539,774
      1999                         274,900
      2000                         156,000
      2001                           3,000

Rent expense under operating leases for fiscal years 1994, 1995, and 1996 was $562,773, $777,123, and $949,063, respectively.

                               INDEX TO EXHIBITS



Exhibit No.                                Description
- -----------                                -----------
   2.1                            Agreement and Plan of Merger, dated as of June 30, 1996, by and among Palm Harbor
                                  Homes, Inc., Newco Homes, Inc., Scott W. Chaney, Christopher M. Finke, Thomas B.
                                  Kesterson and Joseph H. Kesterson, omitting exhibits and schedules.

   2.2                            Amendment No. 1 to Agreement and Plan of Merger, dated August 1, 1996.

  23.1                            Consent of Ernst & Young, LLP

  99.1                            Press Release issued August 1, 1996.